malonebailey LLP
CERTIFIED PUBLIC ACCOUNTING FIRM
30th ANNIVERSARY 1982-2012

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985) and the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2011 (File No. 333-176817) of our report dated March 26, 2012 relating to the consolidated balance sheets of Saratoga Resources, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the years then ended..

Malone Bailey, LLP

www.malone-bailey.com
Houston, Texas
March 26, 2012

10350 Richmond Avenue, Suite 800 • Houston, Texas 77042 • 713.343.4200
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www.malonebailey.com